UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 9, 2009

WASTE CONNECTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO.  1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

 (916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

See first paragraph of Item 7.01, below.

Item 7.01  Regulation FD Disclosure.

On February 9, 2009, Waste Connections, Inc. issued a press release announcing its fourth quarter and full year 2008 earnings and its full year 2009 outlook.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 9, 2009, Waste Connections, Inc. also issued a press release announcing that it had entered into an Asset Purchase Agreement with Republic Services, Inc. in connection with the sale of certain assets Republic Services was required to divest pursuant to a court order issued in connection with the merger between Republic Services and Allied Waste Industries, Inc.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated February 9, 2009, issued by Waste Connections, Inc.

99.2	Press Release, dated February 9, 2009, issued by Waste Connections, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

	By:	/s/ Worthing F. Jackman
Date: February 9, 2009
	Name:	Worthing F. Jackman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 9, 2009, issued by Waste Connections, Inc.

99.2	Press Release, dated February 9, 2009, issued by Waste Connections, Inc.